Exhibit 10.25
Execution Version

LIMITED CONSENT, WAIVER AND EIGHTEENTH AMENDMENT TO
CREDIT AND GUARANTY AGREEMENT

This LIMITED CONSENT, WAIVER AND EIGHTEENTH AMENDMENT TO CREDIT AND GUARANTY AGREEMENT (this “Amendment”) is entered into as of November 26, 2019 (the “Eighteenth Amendment Effective Date”), among ONE WATER MARINE Holdings, LLC, a Delaware limited liability company (“Holdings”), certain subsidiaries of Holdings, as borrowers (collectively “Companies”, and together with Holdings, the “Credit Parties”), GOLDMAN SACHS SPECIALTY LENDING GROUP, L.P., as administrative agent and as collateral agent (in such capacities, “Agent”), and the undersigned Lenders (as defined below). Unless otherwise defined herein, all capitalized terms used herein that are defined in the Credit Agreement referred to below shall have the meanings given to such terms in the Credit Agreement, as amended hereby.

RECITALS

WHEREAS, Companies, Holdings, Agent and the financial institutions party thereto as lenders (“Lenders”) are parties to that certain Credit and Guaranty Agreement dated as of October 28, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, pursuant to the Credit Agreement, Lenders have made Loans to Companies and provided certain other credit accommodations to Companies;

WHEREAS, Companies have requested that Agent and Lenders (i) consent to certain proposed floorplan financing documents delivered to Agent on or prior to the date hereof (such documents, whether consisting of new floorplan financing documents or amendments or restatements of any existing Approved Floorplan Financing Documents, the “Proposed Floorplan Financing Documents”) and (ii) agree to amend certain terms and provisions of the Credit Agreement to increase the maximum permitted outstanding principal amount of Indebtedness constituting Approved Floorplan Financing from $350,000,000 to $392,500,000, in each case, as more particularly described in this Amendment;

WHEREAS, Companies have advised Agent and Lenders that Companies desire to effectuate, or have prior to the date hereof effectuated, the dissolution transactions described on Annex I hereto (collectively, the “Dissolution Transactions”) and have requested that Agent and Lenders consent to the Dissolution Transactions;

WHEREAS, Companies have advised Agent and Lenders that the following Events of Default have occurred (collectively, the “Specified Defaults”):

(a)         Companies formed OneWater Marine Inc., a Delaware corporation (“PubCo”) as a Subsidiary without causing PubCo to become a Guarantor under the Credit Agreement and a Grantor under the Pledge Agreement by executing and delivering to Agent a Counterpart Agreement and related documentation at the time that PubCo was formed as required under Section 5.10 of the Credit Agreement resulting in one or more Events of Default under Section 8.1(c) of the Credit Agreement.

(b)         Companies failed to satisfy certain of the requirements listed on Schedule 5.17 of that certain Limited Consent, Waiver and Sixteenth Amendment to Credit and Guaranty Agreement dated as of August 5, 2019 (the “Sixteenth Amendment”), by and among Holdings, Companies, Agent and Lenders on or before the dates specified therein for such requirements, as required under Section 6 of the Sixteenth Amendment and Section 5.17 of the Credit Agreement (prior to giving effect to this Amendment), resulting in one or more Events of Default under Section 8.1(c) of the Credit Agreement.

(c)         Administrative personnel of Companies, in a failed attempt to qualify Midwest Assets & Operations, LLC, a Delaware limited liability company (“MAO”), as a foreign limited liability company authorized to transact business in the state of Maryland, mistakenly filed Maryland articles of organization, instead of the appropriate application by foreign limited liability company for authorization to transact business in Maryland, and, as a result, mistakenly created Midwest Assets & Operations, LLC, a Maryland limited liability company (“MAO Maryland”). Companies’ formation of MAO Maryland as a Subsidiary without causing MAO Maryland to become a Guarantor under the Credit Agreement and a Grantor under the Pledge Agreement by executing and delivering to Agent a Counterpart Agreement and related documentation at the time that MAO Maryland was formed as and when required under Section 5.10 of the Credit Agreement resulted in one or more Events of Default under Section 8.1(c) of the Credit Agreement.

(d)         Companies failed to provide notice to Agent and the Lenders of the above-listed Events of Default as required pursuant to Section 5.1(f) of the Credit Agreement, which failures constitute Events of Default under Section 8.1(c) of the Credit Agreement.

(e)          The foregoing Events of Default may separately constitute defaults under the Approved Floorplan Financing Documents, resulting in one or more Events of Default under Section 8.1(b) of the Credit Agreement.

WHEREAS, Agent and Lenders agree to (i) consent to the Proposed Floorplan Financing Documents, (ii) consent to the Dissolution Transactions, (iii) waive the Specified Defaults and (iv) amend certain other terms and provisions of the Credit Agreement, in each case, as more particularly described in this Amendment.

NOW THEREFORE, for and in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and agreed, Holdings, Companies, Agent and the undersigned Lenders hereby agree as follows:

SECTION 1.        Limited Consent. Subject to the satisfaction or waiver in writing of each of the conditions set forth in this Section 1 and in Section 4 below and in reliance on the representations, warranties, covenants and agreements set forth in this Amendment, (a) notwithstanding anything to the contrary in Sections 6.14, 6.15, and 6.24 of the Credit Agreement that may prohibit the execution and delivery of the Proposed Floorplan Financing Documents, Agent and Lenders hereby consent to the execution and delivery of the Proposed Floorplan Financing Documents (the “Floorplan Consent”), and (b) notwithstanding anything to the contrary in Section 6.9 of the Credit Agreement that may prohibit the Dissolution Transactions, Agent and Lenders hereby consent to the Dissolution Transactions (the “Restructuring Consent”; together with the Floorplan Consent, the “Limited Consent”), effective as of the date the Dissolution Transactions were consummated; provided that each of the following conditions is satisfied:

(a)         Credit Parties shall have complied with all the other applicable terms and conditions of the Credit Agreement (other than Sections 6.14, 6.15 and 6.24 of the Credit Agreement) applicable with respect to the Proposed Floorplan Financing Documents.

(b)        The Proposed Floorplan Financing Documents shall be entered into by the parties thereto in the same form and substance as delivered to Agent pursuant to Section 4.9 below, and the Proposed Floorplan Financing Documents shall not have been amended or otherwise modified by the parties thereto without the prior written consent of Agent.

(c)          Agent shall have received true, complete and executed copies of the 651 Certificate of Cancellation, the Sundance Articles of Dissolution and the MAO Maryland Articles of Cancellation (each as defined on Annex I hereto) in form and substance satisfactory to Agent in its sole discretion.

(d)         The Dissolution Transactions shall have been consummated in compliance with all the other applicable terms and conditions of the Credit Agreement (other than Section 6.9 of the Credit Agreement) on or prior to November 29, 2019 (or such later date as agreed to by Agent in its sole discretion) in accordance with the documentation referred to in Section 1(c) above, and within one Business Day after each such consummation, Companies shall notify Agent that the Dissolution Transactions have been consummated.

Nothing contained in this Section 1 shall be deemed a consent to or waiver of, any other action or inaction on the part of Holdings, Companies or any other Credit Party that constitutes (or would constitute) a violation of or departure from any covenant, condition or other obligations of Holdings, Companies, or any other Credit Party under the Credit Agreement and the other Credit Documents. Agent and Lenders shall not be obligated to grant any future consents, waivers or amendments with respect to any provision of the Credit Agreement or any other Credit Document. Without limiting the foregoing, (i) if the Proposed Floorplan Financing Documents are executed and delivered by the parties thereto without satisfying conditions (a) and (b) of this Section 1 or any of the conditions in Section 4 hereof or (ii) if the Dissolution Transactions are consummated without satisfying conditions (c) and (d) of this Section 1 or any of the conditions in Section 4 hereof, in the case of each clause (i) and clause (ii), such event shall constitute an immediate Event of Default under Section 8.1(c) of the Credit Agreement unless the specific failure is agreed to, waived or otherwise consented to in writing by Agent.

SECTION 2.          Limited Waiver to Specified Defaults. Subject to and upon the terms and conditions set forth herein, Agent and Lenders hereby waive the Specified Defaults, but no other Default or Event of Default. Except for the limited waiver set forth herein, nothing contained herein shall be deemed a consent to or waiver of any other action or inaction of any Credit Party that constitutes a violation of any provision of the Credit Agreement or any other Credit Document, or that has resulted or will result in a Default or an Event of Default under the Credit Agreement or any other Credit Document. Agent and Lenders shall not be obligated to grant any future consents, waivers or amendments with respect to the Credit Agreement or any other Credit Document. No failure or delay on the part of Agent or Lenders to exercise any right or remedy under the Credit Agreement, any other Credit Document or applicable law shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy preclude any other or further exercise of any right or remedy, all of which are cumulative and are hereby reserved.

SECTION 3.         Amendments. In reliance on the representations, warranties, covenants and agreements contained in this Amendment, the Credit Agreement is hereby amended as follows:

3.1.          Amendment to Preamble. The preamble of the Credit Agreement shall be amended and restated to read in full as follows:

This CREDIT AND GUARANTY AGREEMENT, dated as of October 28, 2016, is entered into by and among ONE WATER MARINE HOLDINGS, LLC, a Delaware limited liability company (“Holdings”), certain subsidiaries of Holdings, as Companies and Guarantors, as applicable, the Lenders party hereto from time to time, and GOLDMAN SACHS SPECIALTY LENDING GROUP, L.P. (“GSSLG”), as Administrative Agent (together with its successors and assigns in such capacity, “Administrative Agent”), Collateral Agent (together with its successors and assigns in such capacity, “Collateral Agent”), and Lead Arranger.

3.2.         Additional Definitions. Section 1.1 of the Credit Agreement is hereby amended to add each of the following definitions to such section in appropriate alphabetical order:

“Eighteenth Amendment” means that certain Limited Consent, Waiver and Eighteenth Amendment to Credit and Guaranty Agreement dated as of November 26, 2019.

“Eighteenth Amendment Effective Date” has the meaning assigned to such term in the Eighteenth Amendment.

“PubCo” means OneWater Marine Inc., a Delaware corporation.

3.3.          Deleted Definitions. The definitions of “651” and “Sundance” contained in Section 1.1 of the Credit Agreement are hereby deleted.

3.4.         Restated Definitions. The definitions of the following terms contained in Section 1.1 of the Credit Agreement are hereby amended and restated to read in full as follows:

“Company” or “Companies” means, individually or collectively, as the context may require, BAO, Intermediate Holdings, Legendary, Midwest, PubCo, South Florida, Singleton, SSAO, and each other Person that becomes a party to this Agreement as a borrower from time to time.

“GS” means (a) GSSLG, and (b) any affiliate of Special Situations Investing Group II, LLC, including GSSLG and its predecessors in interest, in each case solely to the extent such Person described in this definition is a Lender hereunder.

“Intermediate Holdings” means One Water Assets & Operations, LLC, a Delaware limited liability company.

“Lead Arranger” means GSSLG, as the lead arranger of the Commitments.

“Legendary” means Legendary Assets & Operations, LLC, a Florida limited liability company.

“Midwest” means Midwest Assets & Operations, LLC, a Delaware limited liability company.

“Preferred Holders” means Special Situations Investing Group II, LLC and OWM BIP Investor, LLC.

“Singleton” means Singleton Assets & Operations, LLC, a Georgia limited liability company.

“South Florida” means South Florida Assets & Operations, LLC, a Florida limited liability company.

3.5.         Deletion of References to “651” and “Sundance”. Upon the date hereof and pursuant to this Amendment, all references to “651” and “Sundance” in the Credit Agreement and the Collateral Documents (including in the exhibits and schedules thereto) are deemed deleted in their respective entireties and replaced with references to their respective successors in interest.

3.6.         Amendments to Section 6.1 of the Credit Agreement. Section 6.1 of the Credit Agreement is hereby amended by (a) replacing the semi-colon at the end of clause (l) of such section with “; and”, (b) replacing the reference to “$350,000,000” appearing in clause (l) of such section with a reference to “$392,500,000” and (c) deleting clauses (n), (o) and (p) of such section, in each case in their respective entireties.

3.7.         Addition of Restriction on Activities of PubCo. Section 6 of the Credit Agreement is hereby amended by adding a new Section 6.24 immediately after existing Section 6.23 of such section to read in full as follows:

Section 6.24       Permitted Activities of PubCo. PubCo shall not (i) incur, directly or indirectly, any Indebtedness or any other obligation or liability whatsoever other than the Indebtedness and obligations under this Agreement, the other Credit Documents and the Approved Subordinated Debt Documents; (ii) create or suffer to exist any Lien upon any property or assets now owned or hereafter acquired by it other than the Liens created under the Collateral Documents to which it is a party or permitted pursuant to Section 6.2; (iii) engage in any business or activity or own any assets other than performing its obligations and activities incidental thereto under the Credit Documents, and to the extent not inconsistent therewith, the Approved Subordinated Debt Documents; (iv) consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person; (v) own any Capital Stock of any Person; (vi) create or acquire any Subsidiary or make or own any Investment in any Person; or (vii) fail to hold itself out to the public as a legal entity separate and distinct from all other Persons.

3.8.         Amendment to Schedule 6.12 of the Credit Agreement. Schedule 6.12 of the Credit Agreement is hereby amended by amending and restating item 6 thereof to read in full as follows:

“6.         Monthly payments not to exceed $59,355 made to Philip Austin Singleton, Jr. in consideration of his personal guaranty required by Wells Fargo Commercial Distribution Finance, LLC (“CDF”) in connection with that certain Fifth Amended and Restated Inventory Financing Agreement dated as of November 26, 2019 by and among CDF, as agent, the financial institutions party thereto as lenders, and Legendary Assets & Operations, LLC, Singleton Assets & Operations, LLC, South Florida Assets & Operations, LLC, Midwest Assets & Operations, LLC and Bosun’s Assets & Operations, LLC, collectively as dealers, and One Water Marine Holdings, LLC, One Water Assets & Operations, LLC, OneWater Marine Inc., Philip Austin Singleton, Jr. and Anthony Aisquith, collectively as guarantors.”

SECTION 4.         Conditions Precedent. The amendments contained in Section 3 hereof, the Limited Consent and the limited waiver contained in Section 2 hereof, in each case, shall become effective on the date on which all of the following conditions precedent have been satisfied:

4.1.        Credit Agreement Amendment. Agent shall have received counterparts of this Amendment duly executed and delivered (which may be by email, facsimile or other electronic transmission (e.g., “.pdf”)) by Companies, Holdings and each Lender.

4.2.         Officer’s Closing Certificate. Agent shall have received a certificate from an Authorized Officer certifying as of the date hereof:

(a)         that each representation and warranty of each Credit Party contained in this Amendment and each Credit Document is true and correct in all material respects as of the date hereof (except (i) to the extent that any such representation and warranty is expressly limited to an earlier date, in which case, on the date hereof, such representation and warranty shall continue to be true and correct in all material respects as of such specified earlier date and (ii) to the extent that any such representations and warranties are qualified by materiality, such representations and warranties shall continue to be true and correct in all respects);

(b)         that no injunction or other restraining order has been issued and no hearing to cause an injunction or other restraining order to be issued is pending or noticed with respect to any action, suit or proceeding seeking to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, this Amendment;

(c)         that no event, circumstance, change or effect that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect has occurred since December 31, 2017;

(d)        that each Credit Party has received all Governmental Authorizations and all consents of other Persons, in each case that are necessary or advisable in connection with the effectuation of the transactions contemplated by this Amendment and the Credit Documents and each of the foregoing is in full force and effect and in form and substance reasonably satisfactory to Agent; and

(e)          that no event has occurred and is continuing or would result from the consummation of this Amendment that would constitute an Event of Default or a Default.

4.3.         Counterpart Agreement. Agent shall have received from PubCo counterparts of the Counterpart Agreement dated as of the date hereof signed on behalf of such party.

4.4.        Note Joinders. Agent shall have received from PubCo counterparts of the joinder agreements to the existing Multi-Draw Term Loan Notes and the existing Revolving Loan Notes (collectively, the “Note Joinders”), each dated as of the date hereof and signed on behalf of such party.

4.5.         Legal Opinions. Agent shall have received favorable written opinions of counsel for the Credit Parties, as of the date hereof, covering such matters with respect to PubCo’s entry into the Counterpart Agreement and the Note Joinders and Agent’s perfected Liens as are requested by, and in form and substance satisfactory to, Agent.

4.6.         Officer’s Certificates; Other Documents. Agent shall have received in respect of each Credit Party on or prior to the date hereof (i) sufficient copies of each Organizational Document as Agent shall request, in each case certified by an Authorized Officer of such Credit Party and, to the extent applicable, certified as of such date or a recent date prior thereto by the appropriate Governmental Authority or a certification made by such Authorized Officer that there have been no changes with respect to such matters since the date of the most recent Organizational Documents delivered to Agent; (ii) signature and incumbency certificates of the officers of each Credit Party executing this Amendment and the other Credit Documents to which it is a party or a certification made by such Authorized Person that there have been no changes with respect to such matters since the date of the most recent incumbency certificates delivered to Agent; (iii) resolutions of the board of directors or similar governing body of each Credit Party approving and authorizing the execution, delivery and performance of the Proposed Floorplan Financing Documents, the Dissolution Transactions, this Amendment and the other Credit Documents to which it is a party (including PubCo’s entry into the Counterpart Agreement and the Note Joinders), certified as of such date by an appropriate Authorized Officer as being in full force and effect without modification or amendment; and (iv) a good standing certificate from the applicable Governmental Authority of such Credit Party’s jurisdiction of incorporation, organization or formation and in each jurisdiction in which it is qualified as a foreign corporation or other entity to do business, each dated a recent date prior to such certification date.

4.7.       Fees and Expenses. Companies shall have paid to Agent and the Lenders (i) the fees payable on the date hereof referred to in Section 2.8(d) of the Credit Agreement (as amended hereby) and (ii) all fees and reimbursements due and owing to Agent or the Lenders in connection with this Amendment including, without limitation, all reasonable fees and expenses incurred by Agent (including, without limitation, reasonable and documented fees and expenses of counsel to Agent) in the preparation, execution, review and negotiation of this Amendment and any other related documents for which Companies shall have been invoiced by Agent prior to the date hereof.

4.8.       Absence of Defaults. After giving effect to the limited waiver set forth in Section 2, no Default or Event of Default shall have occurred that is continuing after giving effect to this Amendment.

4.9.       Floorplan Lenders. The requisite lenders under any Approved Floorplan Financing shall have (i) delivered to Agent substantially final copies of the Proposed Floorplan Financing Documents in form and substance satisfactory to Agent and Requisite Lenders in their respective sole discretion (and shall promptly provide executed copies when available), (ii) consented to or otherwise permitted this Amendment pursuant to amendments of and/or consents under the Approved Floorplan Financing Documents that are in form and substance satisfactory to Agent and Requisite Lenders in their respective sole discretion and (iii) waived any events of default under any Approved Floorplan Financing Documents in form and substance satisfactory to Agent and Requisite Lenders in their respective sole discretion.

4.10.    Collateral Documents. On the date hereof, Agent shall have received from each party thereto executed counterparts to, amendments to, or restatements of all existing Collateral Documents, in each case, (a) to the extent necessary to reflect PubCo as a Company and (b) otherwise requested by and in form and substance satisfactory to Agent.

4.11.     No Litigation. On the date hereof, there shall not exist any action, suit, investigation, litigation or proceeding, hearing, or other legal or regulatory developments, pending or threatened in any court or before any arbitrator or Governmental Authority that, in the reasonable opinion of Agent, singly or in the aggregate, materially impairs this Amendment, the financing thereof or any of the other transactions contemplated by the Credit Documents, or that could have a Material Adverse Effect.

4.12.     Other Documents. Agent shall have received any other documents or agreements reasonably requested by Agent in connection herewith.

SECTION 5.      Representations and Warranties. In order to induce Agent and the undersigned Lenders to enter into this Amendment, each Credit Party hereby represents and warrants to Agent and each Lender that:

5.1.      Accuracy of Representations and Warranties. After giving effect to the limited waiver set forth in Section 2, each representation and warranty of each Credit Party contained in this Amendment and the Credit Documents is true and correct in all material respects as of the date hereof (except (a) to the extent that any such representation and warranty is expressly limited to an earlier date, in which case, on the date hereof, such representation and warranty shall continue to be true and correct in all material respects as of such specified earlier date and (b) to the extent that any such representations and warranties are qualified by materiality, such representations and warranties shall continue to be true and correct in all respects).

5.2.        Due Authorization. The execution, delivery and performance of this Amendment have been duly authorized by all necessary action on the part of each Credit Party.

5.3.        No Conflicts. The execution, delivery and performance by each Credit Party of this Amendment shall not: (a) violate any provision of any law or any governmental rule or regulation applicable to Holdings or any of its Subsidiaries, any of the Organizational Documents of Holdings or any of its Subsidiaries, or any order, judgment or decree of any court or other agency of government binding on Holdings or any of its Subsidiaries; (b) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of Holdings or any of its Subsidiaries; (c) result in or require the creation or imposition of any Lien upon any of the properties or assets of Holdings or any of its Subsidiaries (other than any Liens created under any of the Credit Documents in favor of Agent, on behalf of Secured Parties); or (d) require any approval of stockholders, members or partners or any approval or consent of any Person under any Contractual Obligation of Holdings or any of its Subsidiaries.

5.4.        Validity and Binding Effect. This Amendment constitutes the valid and binding obligations of each Credit Party enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditor’s rights generally, and subject to general principles of equity, regardless of whether considered in a proceeding in equity or law.

5.5.        Absence of Defaults. No Default or Event of Default has occurred that is continuing.

5.6.        No Defense. No Credit Party has any defenses to payment, counterclaims or rights of set-off with respect to the Obligations on the date hereof or any defenses to the validity, enforceability or binding effect against such Credit Party of the Credit Documents to which it is a party to or any Liens intended to be created thereby.

5.7.        Review and Construction of Documents. Each Credit Party (a) has had the opportunity to consult with legal counsel of its own choice and has been afforded an opportunity to review this Amendment with its legal counsel, (b) has reviewed this Amendment and fully understands the effects thereof and all terms and provisions contained in this Amendment, and (c) has executed this Amendment of its own free will and volition. Furthermore, each Credit Party acknowledges that (i) this Amendment shall be construed as if jointly drafted by the Credit Parties and the Lenders, and (ii) the recitals contained in this Amendment shall be construed to be part of the operative terms and provisions of this Amendment.

SECTION 6.        Post-Closing Covenants. The Companies shall, and shall cause each of the Credit Parties to, satisfy the requirements listed on Schedule 5.17 attached hereto, on or before the date specified for such requirements or such later date to be determined by Agent, and the deadlines set forth for such requirements in any Credit Document entered into prior to the date hereof shall be deemed extended and replaced by the deadlines set forth in such Schedule 5.17.

SECTION 7.        Miscellaneous.

7.1.       Reaffirmation of Credit Documents and Liens. All of the terms and provisions of the Credit Agreement and any other Credit Documents shall, except as amended and modified hereby, remain in full force and effect and are hereby ratified and confirmed. Each Credit Party hereby reaffirms the Liens securing the Obligations until the Obligations have been paid in full, and agrees that the amendments and modifications herein contained shall in no manner adversely affect or impair the Obligations or the Liens securing payment and performance thereof.

7.2.        Parties in Interest. All of the terms and provisions of this Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

7.3.        Counterparts. This Amendment may be executed in counterparts, all of which taken together shall constitute one and the same instrument. Delivery of a counterpart by facsimile or other electronic transmission (e.g., .pdf) shall be effective as delivery of a manually executed original counterpart.

7.4.       COMPLETE AGREEMENT. THIS AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER CREDIT DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES WITH RESPECT TO THE SUBJECT MATTER THEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

7.5.        Release. Companies and each other Credit Party on their own behalf and on behalf of their predecessors, successors, heirs, legal representatives and assigns (collectively, the “Releasing Parties”), hereby acknowledge and stipulate that as of the date hereof, none of the Releasing Parties has any claims or causes of action of any kind whatsoever against Agent, any other Secured Party or any of their officers, directors, employees, agents, attorneys or representatives, or against any of their respective predecessors, successors or assigns (each of the foregoing, collectively, the “Released Parties”). Each of the Releasing Parties hereby forever releases, remises, discharges and holds harmless the Released Parties from any and all claims, causes of action, demands and liabilities of any kind whatsoever, whether direct or indirect, fixed or contingent, liquidated or nonliquidated, disputed or undisputed, known or unknown, which any of the Releasing Parties has relating in any way to any event, circumstance, action or failure to act by the Released Parties through the date of this Amendment.

7.6.        No Implied Waivers. No failure or delay on the part of Agent or the Lenders in exercising, and no course of dealing with respect to, any right, power or privilege under this Amendment, the Credit Agreement or any other Credit Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Amendment, the Credit Agreement or any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

7.7.        Arms-Length/Good Faith. This Amendment has been negotiated at arms-length and in good faith by the parties hereto.

7.8.        Interpretation. Wherever the context hereof shall so require, the singular shall include the plural, the masculine gender shall include the feminine gender and the neuter and vice versa. The headings, captions and arrangements used in this Amendment are for convenience only, shall not affect the interpretation of this Amendment, and shall not be deemed to limit, amplify or modify the terms of this Amendment, nor affect the meaning thereof.

7.9.      Severability. In case any one or more of the provisions contained in this Amendment shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision hereof, and this Amendment shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

7.10.      Credit Document. Each Credit Party acknowledges and agrees that this Amendment is a Credit Document.

7.11.      Governing Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers on the date and year first above written.

COMPANIES:	SINGLETON ASSETS & OPERATIONS, LLC
LEGENDARY ASSETS & OPERATIONS, LLC
SOUTH FLORIDA ASSETS & OPERATIONS, LLC

By:	/s/ Philip Austin Singleton, Jr.
Name:	Philip Austin Singleton, Jr.
Title:	Manager

BOSUN’S ASSETS & OPERATIONS, LLC
ONE WATER ASSETS & OPERATIONS, LLC
SOUTH SHORE LAKE ERIE ASSETS & OPERATIONS, LLC

By:	/s/ Philip Austin Singleton, Jr.
Name:	Philip Austin Singleton, Jr.
Title:	CEO

MIDWEST ASSETS & OPERATIONS, LLC

By: One Water Assets & Operations, LLC, its Manager

By:	/s/ Philip Austin Singleton, Jr.
Name:	Philip Austin Singleton, Jr.
Title:	CEO

ONEWATER MARINE INC.

By:	/s/ Philip Austin Singleton, Jr.
Name:	Philip Austin Singleton, Jr.
Title:	CEO

HOLDINGS:	ONE WATER MARINE HOLDINGS, LLC

	By:	/s/ Philip Austin Singleton, Jr.
	Name:	Philip Austin Singleton, Jr.
	Title:	CEO

Signature Page to
Limited Consent, Waiver and Eighteenth Amendment to Credit and Guaranty Agreement
One Water Marine Holdings, LLC

AGENT:	GOLDMAN SACHS SPECIALTY LENDING GROUP, L.P., as Agent

	By:	/s/ Greg Watts
	Name:	Greg Watts
	Title:	Senior Vice President

Signature Page to
Limited Consent, Waiver and Eighteenth Amendment to Credit and Guaranty Agreement
One Water Marine Holdings, LLC

LENDER:	GOLDMAN SACHS SPECIALTY LENDING GROUP, L.P., as Lender

	By:	/s/ Greg Watts
	Name:	Greg Watts
	Title:	Senior Vice President

Signature Page to
Limited Consent, Waiver and Eighteenth Amendment to Credit and Guaranty Agreement
One Water Marine Holdings, LLC

LENDER:	OWM BIP INVESTOR, LLC, as Lender

	By:	/s/ John Troiano
	Name:	John Troiano
	Title:	Manager

Signature Page to
Limited Consent, Waiver and Eighteenth Amendment to Credit and Guaranty Agreement
One Water Marine Holdings, LLC

ANNEX I

Dissolution Transactions

1.	Philip Austin Singleton, Jr., as an authorized person of 651 S Federal Highway, LLC, a Delaware limited liability company (“651”), executed a certificate of cancellation (the “651 Certificate of Cancellation”) of 651 and filed the same with the Secretary of State of the State of Delaware on November 19, 2019 resulting in One Water Marine Holdings, LLC, a Delaware limited liability company becoming the successor in interest of 651 as a matter of law.

2.	Philip Austin Singleton, Jr., as a director of Sundance Lauderdale Realty, Inc., a Florida corporation (“Sundance”), executed articles of dissolution (the “Sundance Articles of Dissolution”) of Sundance and filed the same with the Florida Department of State on November 19, 2019 resulting in South Florida Assets & Operations, LLC, a Florida limited liability company becoming the successor in interest of Sundance as a matter of law.

3.	One Water Assets & Operations, LLC, a Delaware limited liability company (“Intermediate Holdings”), will execute an articles of cancellation (the “MAO Maryland Articles of Cancellation”) of Midwest Assets & Operations, LLC, a Maryland limited liability company (“MAO Maryland”), and file the same with the Maryland State Department of Assessments and Taxation resulting in Intermediate Holdings becoming the successor in interest of MAO Maryland as a matter of law.

Schedule 5.17

Post-Closing Matters

1.	Clepper Real Estate Matters. On or prior to February 29, 2020 (or such later date as agreed upon by Agent in its sole discretion), the Credit Parties shall deliver any and all real estate items previously requested or required to be delivered pursuant to Section 1(e) of the Limited Consent and Eleventh Amendment to Credit and Guaranty Agreement dated as of February 15, 2019 (the “Clepper Consent”), Section 5.11 of the Credit Agreement and Section 5.16 of the Credit Agreement, in each case, that were not delivered at or prior to the Proposed Acquisition Date (as defined in the Clepper Consent) including, without limitation, (i) recorded copies of the limited warranty deed and the deed to secure debt, together with all other documents and fees required by Chicago Title Insurance Company to issue owner’s and loan polices of title insurance and (ii) a new or updated survey sufficient to cause Chicago Title Insurance Company to issue new policies, or endorsements to existing policies providing for extended coverage and removal of the survey exception, in the case of each clause (i) and clause (ii), satisfactory to Agent.

2.	Ocean Blue Real Estate Matters. On or prior to February 29, 2020 (or such later date as agreed upon by Agent in its sole discretion), the Credit Parties shall deliver any and all real estate items previously requested or required to be delivered pursuant to Section 1(f) of the Limited Consent and Twelfth Amendment to Credit and Guaranty Agreement dated as of February 28, 2019 (the “Ocean Blue Consent”), Section 5.11 of the Credit Agreement and Section 5.16 of the Credit Agreement, in each case, that were not delivered at or prior to the Proposed Acquisition Date (as defined in the Ocean Blue Consent) including, without limitation, (i) recorded copies of the limited warranty deed and the deed to secure debt, together with all other documents and fees required by Chicago Title Insurance Company to issue owner’s and loan polices of title insurance and (ii) a new or updated survey sufficient to cause Chicago Title Insurance Company to issue new policies, or endorsements to existing policies providing for extended coverage and removal of the survey exception, in the case of each clause (i) and clause (ii), satisfactory to Agent.

3.	Other Outstanding Real Estate Matters. On or prior to February 29, 2020 (or such later date as agreed upon by Agent in its sole discretion), the Credit Parties shall delivery any and all real estate items previously requested or required to be delivered pursuant to Section 5.11, Section 5.16 and Section 5.17 of the Credit Agreement or under any other relevant provision of any other Credit Document, in each case, that were not delivered at or prior to the date hereof.